SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2004

Slippery Rock Financial Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania (State of other jurisdiction or incorporation)	0-21720 (Commission File Number)	25-1674381 (IRS Employer Identification No.)
100 South Main Street, Slippery Rock, Pennsylvania (Address of principal executive offices)		16057 (Zip Code)
Registrant's telephone number, including area code		(724) 794-2210
Not Applicable (Former name or former address, if changed since last report)

Item 7. Exhibits
99.1	Press Release dated August 3, 2004.
Item 12. Results of Operations and Financial Condition

On August 3, 2004, Slippery Rock Financial Corporation issued a press release discussing its results of operations for the three and six months ended June 30, 2004. This press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this report shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superceded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 3, 2004	Slippery Rock Financial Corporation (Registrant)
By: /s/ Mark A. Volponi Mark A. Volponi Chief Financial Officer

EXHIBIT 99.1 FOR IMMEDIATE RELEASE
DATE:	August 3, 2004
CONTACT:	Mark Volponi, CFO 724-794-2210 ext. 6421

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SLIPPERY ROCK FINANCIAL CORPORATION ANNOUNCES
SECOND QUARTER 2004 FINANCIAL RESULTS

Slippery Rock, Pa.- Slippery Rock Financial Corporation (the "Company") recently announced quarterly financial results through June 30, 2004. The Company recorded a net loss for the three-month period ended June 30, 2004 of $1,446,000 or $(0.53) per basic and diluted share compared to net income of $1,067,000 or $0.39 per basic and diluted share for the same period in 2003. For the six-month period ended June 30, 2004, the Company recorded a net loss of $1,124,000 or $(0.41) per basic and diluted share compared to net income of $1,943,000 or $0.70 per basic and diluted share in 2003. The decrease is primarily the result of an increase in the provision for loan loss reserves of $2,317,000 recorded in the second quarter of fiscal 2004 due primarily to current economic conditions and management's review of updated financial information provided by borrowers. Three commercial real estate lending relationships accounted for approximately $1,400,000 in added reserves. In addition, merger related expenses of $250,000 were recorded in the second quarter related to the definitive merger agreement the Company entered into on May 5, 2004 with F.N.B. Corporation. Also contributing to the decrease was lower net interest income in the comparable period due to a decline in the net yield on interest earning assets and a decrease in volume within the loan portfolio.

The Company also reported total assets of $330.1 million and total deposits of $264.3 million at June 30, 2004.

Slippery Rock Financial Corporation is the parent company of The First National Bank of Slippery Rock. The bank offers a complete array of financial services including investment and trust services. It operates 9 branches throughout Butler, Lawrence and Mercer Counties. The stock trades in the local over-the-counter market and is quoted on the OTC Bulletin Board system under the symbol "SRCK".

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks, the future financial condition of borrowers, costs related to the proposed merger with F.N.B. Corporation, changing economic conditions and other risks and uncertainties.